Brown & Wood
                                                           Draft of 3/28/94







                               8,500,000 Shares

                  HEALTH AND REHABILITATION PROPERTIES TRUST
                  (a Maryland real estate investment trust)

                     Common Shares of Beneficial Interest

                               ($.01 Par Value)

                           U.S. PURCHASE AGREEMENT


  ____________ __, 1994



  MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
  DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
  PAINEWEBBER INCORPORATED
  SMITH BARNEY SHEARSON INC.
  As Representatives of the several U.S. Underwriters
   named in Schedule A hereto
  c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
      Merrill Lynch World Headquarters
      North Tower
      World Financial Center
      New York, New York  10281-1305

  Dear Sirs:

       Health and Rehabilitation Properties Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Donaldson, Lufkin & Jenrette Securities Corporation ("Donaldson Lufkin"), PaineWebber Incorporated ("PaineWebber") and Smith Barney Shearson Inc. ("Smith Barney") and each of the other Underwriters named in Schedule A


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  hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section
  10), for whom Merrill Lynch, Donaldson Lufkin, PaineWebber and Smith Barney are acting as representatives (in such capacity, Merrill Lynch, Donaldson Lufkin, PaineWebber and Smith Barney shall hereinafter be referred to as the "U.S. Representatives"), with respect to the sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the number of common shares of beneficial interest, $.01 par value, of the Company (the "Shares of Beneficial Interest") set forth in said Schedule A, except as may otherwise be provided in the U.S. Pricing Agreement, as hereinafter defined, and with respect to the grant by the Company to the U.S. Underwriters of the option described in
  Section 2 hereof to purchase all or any part of an additional 1,500,000 Shares of Beneficial Interest to cover over-allotments. The aforesaid 8,500,000 Shares of Beneficial Interest set forth in said Schedule A (the "Initial U.S. Shares"), together with all or any part of the 1,500,000 Shares of Beneficial Interest subject to the option described in Section 2 hereof (the "U.S. Option Shares"), are collectively hereinafter called the "U.S. Shares".

       It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of 1,500,000 shares of beneficial interest (the "Initial International Shares") through arrangements with certain underwriters outside of the United States (the "International Managers") for which Merrill Lynch International Limited, ("MLI") Donaldson, Lufkin & Jenrette Securities Corporation, PaineWebber International (U.K.) Ltd. and Smith Barney Shearson Inc. are acting as lead managers (the "Lead Managers") and the grant by the Company to the International Managers of an option to purchase all or any part the International Managers' pro rata portion of the option shares (the "International Option Shares") to cover over-allotments. The Initial International Shares and the International Option Shares are hereinafter called the "International Shares". It is understood that the Company is not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Shares unless all of the Initial International Shares are contemporaneously purchased by the International Managers.

       The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Shares and the Initial International Shares are hereinafter collectively called the "Initial Shares", the U.S. Option Shares and the International Option Shares are hereinafter collectively called the "Option Shares" and the U.S. Shares and the International Shares are hereinafter collectively called the "Shares".

       The Fund understands that the U.S. Underwriters and the International Managers will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement")



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  providing the coordination of certain transactions among the U.S.
  Underwriters and the International Managers under the direction of Merrill Lynch.

       Prior to the purchase and public offering of the U.S. Shares by the several U.S. Underwriters, the Company and the U.S. Representatives, acting on behalf of the several U.S. Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "U.S. Pricing Agreement"). The U.S. Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the U.S. Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the U.S. Shares will be governed by this Agreement, as supplemented by the U.S. Pricing Agreement. From and after the date of the execution and delivery of the U.S. Pricing Agreement, this Agreement shall be deemed to incorporate the U.S. Pricing Agreement. The initial public offering price and purchase price with respect to the International Shares shall be set forth in a separate instrument (the "International Pricing Agreement"), the form of which is attached to the International Purchase Agreement.

       The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-_____) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof.1 Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including, in each case, all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information which is


          1    Two forms of prospectus are to be used in connection with
          the offering and sale of the Shares: one relating to the U.S. Shares (the "U.S. Prospectus"), and one relating to the International Shares (the "International Prospectus").



                                      -3-
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  "contained," "included" or "stated" in the Registration Statement or the
  Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

       The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the U.S. Representatives and the Lead Managers deem advisable after the Registration Statement becomes effective and the U.S. and International Pricing Agreements have been executed and delivered.

       Section 1.  Representations and Warranties.

       (a) The Company represents and warrants to each U.S. Underwriter as of the date hereof and as of the date of the U.S. Pricing Agreement (such latter date being hereinafter referred to as the "U.S.
  Representation Date") as follows:

            (i) At the time the Registration Statement becomes effective and at the U.S. Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the U.S. Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the U.S. Underwriters or the International Managers, as the case may be, by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the U.S. Underwriters or the International Managers for such use) and at Closing Time referred to in Section 2 hereof, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to those parts of the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives or any International Manager through the Lead




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       Managers expressly for use in the Registration Statement or
       Prospectus.

           (ii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement becomes effective and at the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (iii) The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with trust power and authority to carry on its business and to own or lease its properties as described in the Registration Statement, and the Company owns or possesses all licenses and permits necessary for the conduct of its business and the ownership, leasing and operation of its properties, except such licenses and permits as to which the failure to own or possess would not in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company; and the Company is duly qualified and in good standing as a foreign entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company. The Company has no subsidiaries. The Company neither owns nor controls, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity.

          (iv) The authorized, issued and outstanding capital stock of the company is correctly set forth in the Registration Statement under the caption "Capitalization"; all of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid, non-assessable (except as otherwise described in the Registration Statement) and free of preemptive rights or other rights to subscribe for or to purchase securities provided for by law or by its Declaration of Trust or bylaws; all of the outstanding shares of capital stock of the Company and options to purchase shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws; the U.S. Shares to be issued and sold pursuant to



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       this Agreement have been duly authorized and, when issued and delivered to the U.S. Underwriters against payment therefor as provided hereunder and in the U.S. Pricing Agreement, will have been validly issued and will be fully paid, non-assessable (except as otherwise described in the Registration Statement) and free of preemptive rights; all outstanding Shares of Beneficial Interest are listed on the New York Stock Exchange and the Company knows of no reason or set of facts which is likely to result in the delisting of such Shares or the inability to list the Shares; the certificates for such Shares will be valid and in proper legal form; and there are no rights of holders of securities of the Company to the registration of Shares of Beneficial Interest or other securities.

           (v) The capital stock of the Company and the Shares conform to the description thereof in the Registration Statement and the Prospectus.

            (vi) The accountants who have certified the financial statements of the Company, and, to the Company's knowledge, of Greenery Rehabilitation Group, Inc. and its subsidiaries ("Greenery") GranCare, Inc. and its subsidiaries ("Grancare"), Horizon Healthcare Corporation ("Horizon") and its subsidiaries and Marriott International, Inc. ("Marriott") filed with the Commission the Registration Statement and the Prospectus are independent certified accountants as required by the 1933 Act. The financial statements of the Company, and, to the Company's knowledge, of other entities, included in the Registration Statement present fairly the financial position and results of operations of the Company and the other entities purported to be shown thereby at the respective dates and for the respective periods specified, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods. The pro forma financial statements of the Company as adjusted as set forth therein and in the notes thereto included in the Registration Statement and the Prospectus reflect all adjustments necessary to summarize fairly the pro forma condensed combined financial position of the Company at the dates indicated and the pro forma results of their operations for the periods specified.

           (vii) Except as disclosed in the Registration Statement and Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any litigation, action, suit or proceeding to which the Company or, to the best knowledge of the Company, GranCare, Sun Healthcare Group, Inc. ("Sun"), Marriott, Beverly Enterprises, Integrated Health Services and Hillhaven (collectively, the "Operators") or HRPT Advisors, Inc. (the "Advisor") is or will be a party before or by any court or governmental agency or body, which (A) might result in any material adverse change in the condition, financial or otherwise, or in the



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       earnings, business affairs or business prospects of the Company or, to the best knowledge the Company, of the Operators or the Advisor or (B) might materially and adversely affect the property or assets of the Company or, to the best knowledge of the Company, of the Operators or the Advisor, or (C) relates to environmental matters involving the Company or, to the best knowledge of the Company, of the Operators or the Advisor, or (D) relates to discrimination on the basis of age, sex, religion or race, relating to the Company or, to the best knowledge of the Company, of the Operators or the Advisor, or (E) concerns the Company or, to the best knowledge of the Company, of the Operators or the Advisor, and is required to be disclosed in the Prospectus.

          (viii) Except as otherwise set forth in the Registration Statement, the Company has good and marketable title or ground leases, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable and other liens and encumbrances which do not, either individually or in the aggregate, adversely affect the current use or value thereof, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company is a party relating to real property, and all other leases which are material to the business of the Company, are valid and binding and no default (to the Company's knowledge in the case of leases to which the Company is a party as lessor) has occurred or is continuing thereunder, and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee. With respect to the Properties (as such term is defined in the Prospectus), the Company has such documents, instruments, certificates, opinions and assurances, including without limitation, fee, leasehold owners or mortgage title insurance policies (disclosing no material encumbrances or title exceptions except as otherwise set forth in the Registration Statement), legal opinions and property insurance policies in each case in form and substance as are usual and customary in transactions involving the purchase of similar real estate and are appropriate for the Company to have obtained. Each of the Company and, to the best knowledge of the Company, the Operators and the Advisor has all governmental licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to engage in the business currently conducted by it, except such licenses and permits as to which the failure to own or possess will not in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, or, to the best knowledge of the Company, the Operators or the Advisor and neither the Company nor, to the best knowledge of the Company, the Operators or the Advisor has any reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right.



                                      -7-
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         (ix)  The Company has filed all Federal, State and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due.

           (x) Since the dates as of which information is given in the Registration Statement, except as otherwise stated or contemplated therein (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or, to the knowledge of the Company, of the Operators or the Advisor, whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by the Company or, to the knowledge of the Company, the Operators or the Advisor, other than transactions in the ordinary course of business, that would, to the Company's knowledge, be materially adverse to, or have a material adverse effect on, the Company, (iii) neither the Company nor, to the knowledge of the Company, the Operators or the Advisor has incurred any obligation, contingent or otherwise, that would, to the Company's knowledge, be materially adverse to, or have a material adverse effect on, the Company, (iv) there has been no change in the capital stock or debt of the Company and (v) there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

            (xi) Neither the Company nor, to the best knowledge of the Company, the Operators or the Advisor is in violation of its charter documents or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, instrument or agreement to which the Company or any of its subsidiaries or, to the best knowledge of the Company, the Operators or the Advisor is a party or by which any of their respective properties may be bound or affected, except for any such violation that would not have a material adverse effect on the condition, financial or otherwise, or in the respective earnings, business affairs or business prospects of any of them. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, the Operators or the Advisor is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject, except for any such violation that would not have a material adverse effect on the condition, financial or otherwise, or in the respective earnings, business affairs or business prospects of any of them. The execution, delivery and performance of this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement, compliance by the Company with all provisions hereof, and the consummation of the transactions contemplated hereby, will not violate or conflict with or constitute a breach of any of the terms or provisions of, or constitute a default under (i) the



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       Declaration of Trust of the Company or, to the best knowledge of the Company, the certificate of incorporation of the Operators or the Advisor, or (ii) any bond, debenture, note or other evidence of indebtedness or any material indenture, instrument or agreement to which the Company or, to the best knowledge of the Company, the Operators or the Advisor is a party or which binds the Company or its properties or, to the best knowledge of the Company, the Operators or the Advisor or any of their respective properties, or
       (iii) (assuming compliance with all applicable state securities or Blue Sky laws) any law, regulation or ruling or any order, judgment or decree to which the Company or its properties or, to the best knowledge of the Company, the Operators or the Advisor or any of their respective properties may be subject.

           (xii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement and the consummation of the transactions herein and therein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the U.S. Underwriters or the International Managers under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (xiii) The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how (including trade secrets, and other proprietary and confidential information, systems or procedures) necessary to conduct the businesses now operated by it as described in the Prospectus, and, except as disclosed to the Representatives in writing, the Company has not received any notice of infringement of or conflict with (and no officer or trustee of the Company knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how.

         (xiv) The organization of the Company is in conformity with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a real estate investment trust, and the Company's present ownership, business and operations as described in the Prospectus enable it to meet the present requirements of the Code for such qualification for 1994 and subsequent years. The Company qualified as a real estate investment trust for its 1987, 1988, 1989, 1990, 1991, 1992 and
       1993 taxable years.





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          (xv)  The Company is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (xvi) Except with respect to the properties listed on the schedule provided to the Underwriters at Closing Time (as defined herein) which are not in compliance with this subsection (a)(xv), but which non-compliance would not in the aggregate have a material adverse effect in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, to the Company's knowledge, after due investigation, and except for Hazardous Materials or substances which are handled and/or disposed of in compliance with all applicable federal, state and local requirements, the real property owned, leased or otherwise utilized by the Company in connection with the operation of its business, including without limitation, any subsurface soils and ground water (the "Realty"), is free of contamination from any Hazardous Materials. To the Company's knowledge, after due investigation, the Realty does not contain any underground storage or treatment tanks, active or abandoned water, gas or oil wells, or any other underground improvements or structures, other than the foundations, footings or other supports for the improvements located thereon which based on present knowledge could presently or at any time in the future cause a material detriment to or materially impair the beneficial use thereof by the Company or constitute or cause a significant health, safety or other environmental hazard to occupants or users thereof without regard to any special conditions of such occupants or users. The Company represents that, after due investigation, it has no knowledge of any material violation, with respect to the Realty, of any Environmental Law, or of any material liability on the part of the Company, with respect to the Realty, resulting from the presence, use, release, threatened release, emission, disposal, pumping, discharge, generation or processing of any Hazardous Materials. As used herein, "Environmental Law" means any federal, state or local statute, regulation, judgment, order, or authorization relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water, publicly owned treatment works, septic systems or land, or otherwise relating to the pollution or protection of health or the environment. As used herein, "Hazardous Materials" means any substance, material or waste which is regulated by any federal, state or local governmental or quasi-governmental authority, and includes, without limitation, (a) any substance, material or waste defined, used or listed as a "hazardous waste", "hazardous substance", "toxic substance", "medical waste", "infectious waste" or other similar terms as defined or used in any Environmental Law, as such Environmental Law may from time to time be amended, and; (b) any petroleum products, asbestos, lead-based paint, polychlorinated biphenyls, flammable explosives or radioactive materials.



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           (xvii)  The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement becomes effective and at the Closing time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


          (xviii) The Advisory Agreement (as defined in the Prospectus) has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought.

         (xix) The Company is in compliance with all of the provisions of Section 517.075 of the Florida statutes, and all rules and regulations promulgated thereunder relating to issuers doing business in Cuba.

       (b) Any certificate signed by any officer of the Company and delivered to the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

       Section 2.  Sale and Delivery to Underwriters; Closing.

       (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the U.S. Pricing Agreement, the number of U.S. Shares set forth in Schedule A opposite the name of such U.S. Underwriter (except as otherwise provided in the U.S. Pricing Agreement), plus any additional number of Shares which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

            (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several U.S. Underwriters for the U.S. Shares have each been determined and set forth in the U.S. Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

            (2) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per share to be paid by the several U.S. Underwriters for the U.S. Shares shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the U.S. Representatives and the Company. The initial public offering price per share of the U.S. Shares shall be a fixed price to be determined by agreement between the U.S. Representatives and the Company. The initial public offering price per share of the U.S. Shares shall not be higher than the last reported sale price (regular way) or the last reported asked price, whichever is higher, of the Shares of Beneficial Interest on the New York Stock Exchange immediately prior to determination of the initial public offering price. The initial public offering price and the purchase price, when so determined, shall be set forth in the U.S. Pricing Agreement. In the event that such prices have not been agreed upon and the U.S. Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the U.S. Representatives.

            (3) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 1,500,000 Shares at the price per share set forth in the U.S. Pricing Agreement less an amount equal to any dividend paid by the Company and payable on any Initial Shares and not payable on such Option Shares. The option hereby granted will expire 30 days after the date the Registration Statement becomes effective and may be exercised by the U.S. Representatives on behalf of both the U.S. Underwriters and the International Managers, in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the U.S. Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the U.S. Representatives but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, unless otherwise agreed upon by the U.S. Representatives and the Company. If the option is exercised as to all or any portion of the Option Shares, the Option Shares shall be purchased by the Underwriters, severally and not jointly, in proportion to their respective Initial Share underwriting obligations as set forth in Schedule A (except as otherwise provided in the U.S. and International Pricing Agreements).

       (b) Payment of the purchase price for and delivery of certificates for the Initial U.S. Shares shall be made at the office of Sullivan & Worcester, One Post Office Square, Boston, Massachusetts 02109, or at such other place as shall be agreed upon by the U.S. Representatives and the Company, at 10:00 A.M. on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fifth business day after execution of the U.S. Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the U.S. Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the U.S. Underwriters, payment of the purchase price for and the delivery of certificates for such Option Shares shall be made at the above-mentioned office of Sullivan & Worcester, or at such other place as shall be mutually agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the U.S. Representatives to the Company. Payment shall be made by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the Shares to be purchased by them. The certificates for the Initial U.S. Shares and the U.S. Option Shares shall be in such authorized denominations and registered in such names as the U.S. Representatives may request in writing at least two business days before Closing Time or the Date of Delivery, as the case may be. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. Merrill Lynch, Donaldson Lufkin, PaineWebber or Smith Barney, individually and not as representatives of the several U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the U.S. Shares to be purchased by any Underwriter whose check has not been received by Closing Time, but any such payment shall not relieve such U.S. Underwriter from its obligations hereunder. The certificates for the Initial U.S. Shares and the U.S. Option Shares will be made available for examination and packaging by the U.S. Representatives not later than 10:00 A.M. on the last business day prior to Closing Time or the Date of Delivery, as the case may be.

       Section 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

       (a) The Company will notify the U.S. Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

       (b) The Company will give the U.S. Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which counsel for the Underwriters shall reasonably object.

       (c) The Company will deliver to the U.S. Representatives four signed copies of the Registration Statement as originally filed electronically and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and the documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3) and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto for each of the Underwriters.

       (d) The Company will furnish to each U.S. Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or 1934 Act Regulations.

       (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will either (i) forthwith prepare and furnish to the Underwriters a reasonable number of copies of an amendment of or supplement to the Prospectus or (ii) make an appropriate filing pursuant to Section 13, 14 or 15 of the 1934 Act, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, which will amend or supplement the Prospectus so that it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

       (f) The Company will endeavor in good faith, in cooperation with the U.S. Underwriters, to qualify the U.S. Shares for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Representatives may designate provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or trust or to file any general consent to service of process. In each jurisdiction in which the U.S. Shares have been so qualified the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the U.S. Shares.

       (g) The Company will make generally available to its security holders as soon as reasonably practicable, but not later than 60 days after the close of the period covered thereby, an earning statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a period of at least twelve months beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement. "Earning statement", "make generally available" and "effective date" will have the meanings contained in Rule 158 of the 1933 Act Regulations.

       (h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds" in all material respects.

       (i) The Company will use its best efforts to effect the listing of the Shares on the New York Stock Exchange ("NYSE").

       (j) The Company hereby agrees, concurrently with the execution of this Agreement, to deliver an agreement executed by the Advisor pursuant to which the Advisor agrees not to offer, sell, contract to sell, make subject to any purchase option, or otherwise dispose of any Shares of Beneficial Interest held for its own account, directly or indirectly, in a public or private transaction and the Company and the Advisor each agree not to terminate, modify or waive any provision in any agreement to which the Company or the Advisor is a party that restricts or limits the transferability of Shares of Beneficial Interest, in each case for a period of 90 days after the date of the Prospectus without the prior written consent of Merrill Lynch. The Company further agrees that it will not, without the prior written consent of Merrill Lynch, (x) offer, sell, contract to sell, or otherwise dispose of any Shares of Beneficial Interest or other securities convertible into or exercisable or exchangeable for Shares of Beneficial Interest or (y) file any registration statement (other than the Registration Statement) relating to any such securities with the Commission or any other authority, in each case for a period of 90 days after the date of the Prospectus; provided, however, that the Company may issue Shares of Beneficial Interest pursuant to the Company's existing Share Award Plan and issue and sell Shares of Beneficial Interest to the Underwriters pursuant to this Agreement.

       (k) The Company currently intends to continue to elect to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended, and use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust".

       (l) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

       Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the cost of printing, or reproducing, and distributing to the Underwriters copies of this Agreement and the U.S. Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the U.S. Shares to the U.S. Underwriters, (iv) the fees and disbursements of counsel for the Company, referred to in Section 5(b) hereof, (v) the fees and disbursements of the Company's accountants, (vi) the qualification of the U.S. Shares under securities laws and real estate syndication laws in accordance with the provisions of Section 3(f), including filing fees and the fee and disbursements of counsel for the Company in connection therewith and in connection with the preparation of the Blue Sky Survey,
  (vii) the printing and delivery to the U.S. Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (viii) the cost of printing or reproducing and delivering to the U.S. Underwriters copies of the Blue Sky Survey, (ix) the fee of the NASD, (x) the fees and expenses incurred in connection with the listing of the U.S. Shares on the NYSE and (xi) any transfer taxes imposed on the sale of the U.S. Shares to the several U.S. Underwriters.

       If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

       Section 5. Conditions of U.S. Underwriters' Obligations. The obligations of the U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

       (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or, with the consent of the U.S. Representatives, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof or at such later time and date as may be approved by a majority in interest of the U.S. Underwriters; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

       (b)  At Closing Time the Representatives shall have received:

            (1) The favorable opinion, dated as of Closing Time, of Sullivan & Worcester, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, to the effect that:

            (i) The Company has been duly organized and is validly existing under the laws of its jurisdiction of organization and has the trust power and authority to carry on its business and to own or lease and operate its property as described in the Registration Statement and the Prospectus.

           (ii) The Company is duly qualified and in good standing and authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

          (iii) The Company has the requisite power and authority to enter into and perform this Agreement and the U.S. Pricing
       Agreement; the Company has the requisite power and authority to issue and deliver the Shares.

           (iv) This Agreement and the U.S. Pricing Agreement have been duly authorized, executed and delivered by the Company.

            (v) (A) The authorized and issued capital stock of the Company is correctly set forth in the Registration Statement and Prospectus under the caption "Capitalization"; (B) all of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable (except as otherwise described in the Registration Statement) and free of preemptive rights or other rights to subscribe for or to purchase securities provided for by law or by its Declaration of Trust or bylaws; (C) the U.S. Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and in the U.S. Pricing Agreement, will be validly issued, fully paid and, except as otherwise described in the Registration Statement, non-assessable and the issuance of such Shares is not subject to any preemptive or similar rights; (D) all outstanding Shares of Beneficial Interest are listed on the New York Stock Exchange and the Shares, upon notice of issuance, will be so listed; (E) the certificates for the Shares are valid and in proper legal form; and (F) to such counsel's knowledge, there are no holders of securities of the Company entitled to the registration of Shares of Beneficial Interest or other securities.

           (vi) The Company is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (vii) To the extent required to be described therein, the Shares and the rights related thereto conform in all material respects to the descriptions in the Registration Statement and Prospectus.

         (viii) The Registration Statement has become effective under the 1933 Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted by or is pending before the Commission.

           (ix) To such counsel's knowledge, there is no legal or governmental proceeding pending or threatened against the Company or to which the Company is a party or to which any of the properties of the Company is subject which is required to be described in the Registration Statement or Prospectus and is not so described, or any contract, lease or other document which is required to be described in the Registration Statement or Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required; the descriptions thereof or references thereto are accurate in all material respects; and, to such counsel's knowledge, each contract, lease or document so described is in full force and effect in accordance with its terms.

            (x) Neither the Company nor the Advisor is in violation of its charter documents or bylaws or, to such counsel's knowledge, in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material indenture, instrument or other agreement to which the Company or the Advisor is a party or which binds the Company or the Advisor or any of their property; to such counsel's knowledge, neither the Company nor the Advisor is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject except where such violation would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or the Advisor, as the case may be.

           (xi) The Company owns or possesses all licenses and permits necessary for the conduct of its business and the ownership, leasing and operation of its properties, except such licenses and permits as to which the failure to own or possess will not in the aggregate have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company.

          (xii) The execution, delivery and performance of this Agreement and the U.S. Pricing Agreement and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any bond, debenture, note or other evidence of indebtedness or any indenture, instrument or agreement of which such counsel has knowledge to which the Company or the Advisor is a party or which binds either of them or any of their property, (B) the charter documents or bylaws of the Company or the Advisor or (C) any law, regulation, ruling, judgment, decree or order of which such counsel has knowledge to which the Company or the Advisor or any of their properties may be subject.

         (xiii) Except with respect to state securities or blue sky laws and regulations, all proceedings required in connection with the authorization and issuance of the Shares have been taken and all authorizations, consents, approvals, licenses or other orders of any regulatory body, administrative agency or other governmental body required for the valid issuance and delivery of the Shares hereunder have been obtained.

          (xiv) No consents or waivers from the holders of the Company's capital stock are required to consummate the transactions contemplated hereby other than such consents and waivers as have been obtained.

          (xv) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements and other financial and statistical data and schedules contained therein as to which such counsel need not express an opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (xvi) The investments of the Company described in the Prospectus are permitted investments under the Declaration of Trust of the Company.

          (xvii) The Advisory Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (C) as any indemnification and contribution provisions thereunder may be limited by applicable law and public policy.

         (xviii) The Advisory Agreement has been duly authorized, executed and delivered by the Advisor and constitutes the valid and legally binding agreement of the Advisor, enforceable in accordance with its terms except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (C) as any indemnification and contribution provisions thereunder may be limited by applicable law and public policy.

         (xix) The execution and delivery of the Advisory Agreement by the Company and the Advisor and the performance by the Company and the Advisor of the obligations contained therein and the compliance with their terms did not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the charter documents or bylaws of the Company or the Advisor, respectively, or any license, permit, material agreement, indenture or other instrument known to such counsel to which the Company or the Advisor, respectively, is bound, or any law, administrative regulation or court or governmental decree known to such counsel applicable to the Company or the Advisor.

          (xx) The Advisor (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (B) has requisite corporate power and authority to conduct its business as described in the Prospectus and to own and operate the properties used and useful in said business.

         (xxi) No facts have come to such counsel's attention that lead such counsel to believe that the Company does not have insurable title to each item of real property owned by it subject to such encumbrances and defects as set forth in the title policies obtained in connection with the acquisition thereof (or as otherwise described in the Registration Statement) or that the Company leases are not valid.

         (xxii) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

        (xxiii) The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856-860 of the Internal Revenue Code, as amended, for the fiscal years ended December 31, 1987 through December 31, 1993, and the Company's present method of operation and its assets and contemplated income are such that the Company is in a position under present law to so qualify for the fiscal year ended December 31, 1994 and in the future.

       With respect to matters governed by Maryland law, such counsel may rely upon an opinion, dated as of Closing Time, of Piper & Marbury, a copy of which shall have been furnished to the Representatives at Closing Time in form and substance satisfactory to counsel for the U.S. Underwriters. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the 1933 Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the U.S. Underwriters for such use) or at Closing Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, Sullivan & Worcester may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

            (2) The favorable opinion, dated as of Closing Time, of Brown & Wood, counsel for the U.S. Underwriters, with respect to the matters set forth in (iv), (vii), (viii) and (xv) of subsection
       (b)(1) of this Section. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the 1933 Act, contained in untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included). With respect to such statement, Brown & Wood may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

       (c) At Closing Time (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no action, suit or proceeding at law or in equity shall be pending or to the knowledge of the Company threatened against the Company which would be required to be set forth in the Prospectus other than as set forth therein, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business from that set forth in the Registration Statement, and (iii) no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Company other than as set forth in the Prospectus; and the U.S. Representatives shall have received, at Closing Time, a certificate of the President and Chief Executive Officer and the chief financial officer of the Company, dated as of Closing Time, evidencing compliance with the provisions of this subsection (c) and stating that the representations and warranties set forth in Section 1(a) hereof are accurate as though expressly made at and as of Closing Time.

       (d) At the time of execution of this Agreement, the U.S. Representatives shall have received from Ernst & Young a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that (i) they are independent public accountants as required by the 1933 Act and the applicable published rules and regulations thereunder with respect to the Company; (ii) it is their opinion that the audited financial statements of the Company, Greenery, GranCare, Horizon and Marriott included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder; (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company since December 31, 1993, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that:

                 (A) at a specified date not more than five days prior to the date of such letter, there was any decrease in the shareholders' equity of the Company, any decrease in total assets or any increase in total borrowings of the Company, as compared with the amounts shown in the latest balance sheet included in the Registration Statement; or

                 (B) during the period from the date of the latest balance sheet included in the Registration Statement, to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, net income or income per share;

  except in all cases for increases or decreases which the Registration Statement discloses or contemplates have occurred or may occur; (iv) in addition to the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company, which are included in the Registration Statement and which are specified by the U.S. Representatives and the Lead Managers, and have compared such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement; and (v) they have read the unaudited pro forma financial statements which are included in the Registration Statement and have performed specified procedures set forth in detail in such letter and found the amounts resulting from such procedures to be in agreement with the amounts set forth in such unaudited pro forma financial statements and nothing has come to their attention which causes them to believe that the unaudited pro forma financial statements included in the Registration Statement, which combine certain financial statements of the Company with certain transactions set forth in the notes to such pro forma statements, do not comply as to form in all material respects with
  Article 11 of Regulation S-X under the 1933 Act.

       (e) At Closing Time the U.S. Representatives shall have received from Ernst & Young a letter dated as of Closing Time to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to Closing Time, and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of subsection (d) of this Section with respect to certain amounts, percentages and financial information deemed to be a part of the Registration Statement pursuant to Rule 430A(b).

       (f) At Closing Time counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

       (g) In the event the U.S. Representatives exercise their option provided in Section 2 hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the U.S. Representatives shall have received:

            (1) A certificate of the President and Chief Executive Officer and the chief financial officer of the Company, dated such Date of Delivery, confirming that their certificates delivered at Closing Time pursuant to Section 5(c) hereof remain true as of such Date of Delivery.

            (2) The favorable opinion of Sullivan & Worcester, special counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

            (3) The favorable opinion of Brown & Wood, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

            (4) A letter from Ernst & Young, in form and substance satisfactory to the U.S. Representatives, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(g)(4) shall be a date not more than five days prior to such Date of Delivery.

       If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

       Section 6. Indemnification. (a) The Company hereby agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act as follows:

            (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (3) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

  provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any U.S. Underwriter from whom the person asserting any such loss, claim, damage or expense purchased U.S. Shares, or any person controlling such U.S. Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto and excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such U.S. Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the U.S. Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or expense.

       (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, each of the Company's trustees, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

       (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

       Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

       Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the U.S. Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or an controlling person, or by or on behalf of the Company, and shall survive delivery of the U.S. Shares to the U.S. Underwriters.

       Section 9. Termination of Agreement. (a) The U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the U.S. Representatives' reasonable judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading in the Shares of Beneficial Interest of the Company has been suspended by the Commission, or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by Federal or New York authorities.

       (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 6 and 7 hereof shall survive such termination.

       Section 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement and the U.S. Pricing Agreement (the "Defaulted Shares"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

       (a) if the number of Defaulted Shares does not exceed 10% of the U.S. Shares, the non-defaulting U.S. Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

       (b) if the number of Defaulted Shares exceeds 10% of the Shares, this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

       No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

       In the event of any such default which does not result in a termination of this Agreement, either the U.S. Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

       Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of tele-communication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, attention of Tjarda Clagett, Director Corporate Syndicate; and notices to the Company shall be directed to it at 400 Center Street, Newton, Massachusetts 02158, Attention: Mark J. Finkelstein.

       Section 12. Parties. This Agreement and the U.S. Pricing Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the U.S. Pricing Agreement or any provision herein or therein contained. This Agreement and the U.S. Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of U.S. Shares from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

       Section 13. Governing Law and Time; Miscellaneous. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

       THE DECLARATION OF TRUST ESTABLISHING THE COMPANY, DATED OCTOBER 9, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND REHABILITATION PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                      Very truly yours,


                      HEALTH AND REHABILITATION PROPERTIES TRUST


                      By
                                Authorized Officer


  CONFIRMED AND ACCEPTED,
  as of the date first above written:

  MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
  DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
  PAINEWEBBER INCORPORATED
  SMITH BARNEY SHEARSON INC.


  By:  Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated


  By
              Authorized Officer

  For themselves and as Representatives
  of the other Underwriters named
  in Schedule A hereto.

                              SCHEDULE A

                                                       Number of
       Name of Underwriter                          Initial Shares

  Merrill Lynch, Pierce, Fenner & Smith
              Incorporated .......................
  Donaldson, Lufkin & Jenrette Securities
    Corporation ..................................
  PaineWebber Incorporated........................
  Smith Barney Shearson Inc.......................












  Total...........................................     8,500,000

                                                      Exhibit A


                               8,500,000 Shares

                 HEALTH AND REHABILITATION PROPERTIES TRUST
                  (a Maryland real estate investment trust)

                    Common Shares of Beneficial Interest

                               ($.01 Par Value)

                              PRICING AGREEMENT



                                               __________ __, 1994


  MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
  DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
  PAINEWEBBER INCORPORATED
  SMITH BARNEY SHEARSON INC.
  As Representatives of the several Underwriters
  c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
      Merrill Lynch World Headquarters
      North Tower
      World Financial Center
      New York, New York 10281-1305

  Dear Sirs:

       Reference is made to the Purchase Agreement, dated ___________ __, 1994 (the "Purchase Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, PaineWebber Incorporated and Smith Barney Shearson Inc. are acting as representatives (the "Representatives"), of the above shares of beneficial interest (the "Shares") of Health and Rehabilitation Properties Trust (the "Company").

       Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

            1. The initial public offering price per share for the Shares, determined as provided in said Section 2, shall be
       $             .

            2.  The purchase price per share for the Shares to be paid by
       the several Underwriters shall be $            , being an amount
       equal to the initial public offering price set forth above less $ per share.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                      Very truly yours,


                      HEALTH AND REHABILITATION PROPERTIES TRUST


                      By
                             Authorized Officer


  CONFIRMED AND ACCEPTED,
    as of the date first above written:

  MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
  DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
  PAINEWEBBER INCORPORATED
  SMITH BARNEY SHEARSON INC.


  By:  Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated


  By
                      Director

  For themselves and as Representatives
  of the other Underwriters named in
  Schedule A to the Purchase Agreement.